Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
ADOLPH COORS COMPANY

(A Delaware Corporation)
The undersigned, being the Chief Legal Officer of Adolph Coors Company (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
A.    The name of the Corporation is Adolph Coors Company. The Corporation's original Certificate of Incorporation was filed under the same name with the Secretary of State of the State of Delaware on August 14, 2003.
B.    This Restated Certificate of Incorporation, which amends and restates the original Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").
            C.    The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:
FIRST.    The name of the corporation is Molson Coors Brewing Company (the "Corporation").
SECOND.    The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.
THIRD.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
FOURTH.
           (a)   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,025,000,002, to be divided into five (5) classes, of which 500,000,000 shares, par value of $0.01 (voting), shall be designated as Class A Common Stock ("Class A Common Stock"); one (1) share, par value of $0.01 (voting), shall be designated as Special Class A Voting Stock ("Special Class A Voting Stock"); 500,000,000 shares, par value of $0.01 (non-voting), shall be designated as Class B Common Stock ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock"); one (1) share, par value of $0.01 (non-voting) shall be designated as Special Class B Voting Stock ("Special Class B Voting Stock"); and twenty-five million (25,000,000) shares, par value of $0.01, shall be designated as Preferred Stock ("Preferred Stock").
            (b)   The relative rights, privileges and limitations of the shares of each class of Common Stock are as follows:

(1)  The Class A Common Stock and the Class B Common Stock shall be identical in all respects, share for share, except with respect to the right to vote and except as otherwise provided in this Restated Certificate of Incorporation. The Special Class A Voting Stock and the Special Class B Voting Stock shall be identical in all respects, share for share, except with respect to the right to vote and except as otherwise provided in this Restated Certificate of Incorporation. Except as otherwise specifically provided herein, the right to vote for all purposes shall be vested exclusively in the holders of Class A Common Stock and Special Class A Voting Stock (the "Class A Holders"), voting together as a single class as further described in subparagraph (3) below (except as otherwise provided herein or required by applicable law). The holders of Class A Common Stock shall be entitled to one (1) vote per share of Class A Common Stock on each matter for which holders of Class A Common Stock are entitled to vote.
(2)  The holders of Class B Common Stock and Special Class B Voting Stock (the "Class B Holders"), voting together as a single class as further described in subparagraph (4) below, shall be entitled, voting as a class separately from the Class A Holders, to elect at each annual meeting of the Corporation's stockholders or by written consent three (3) members of the board of directors of the Corporation (the "Board of Directors") but, except where applicable provisions of the DGCL or this Restated Certificate of Incorporation require otherwise, shall otherwise have no right to vote either for the election of directors or for any other purpose. Without limiting the foregoing, except as set forth in paragraph (b) of Article Ninth, the Class B Holders shall have no right to vote on the removal of directors from the Board of Directors. The holders of Class B Common Stock shall be entitled to one (1) vote per share of Class B Common Stock on each matter on which holders of Class B Common Stock are entitled to vote. Each Class B Holder shall be entitled to receive notice of, and to receive all materials distributed to the stockholders with respect to, and to attend, all meetings of the stockholders of the Corporation (other than with respect to class meetings of holders of Preferred Stock).
(3)  The holder of the Special Class A Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of Class A Common Stock (whether at an annual or special meeting or by written consent), voting together with the holders of Class A Common Stock as a single class (except as otherwise provided herein or required by applicable law), and the holder of the Special Class A Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of Class A non-voting exchangeable shares ("Exchangeable Class A Shares") of Molson Coors Canada Inc., a Canadian corporation ("Exchangeco"), and its successors-at-law, whether by merger, amalgamation or otherwise, outstanding as of the record date for such annual or special meeting or written consent of stockholders and not belonging to the Corporation or any other entity of which a majority of the shares (or similar interests) entitled to vote in the election of members of the board of directors (or similar governing body) of such other entity is held, directly or indirectly, by the Corporation (any such entity, a "subsidiary" of the Corporation). At such time as no Exchangeable Class A Shares (other than Exchangeable Class A Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Exchangeable Class A Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special Class A Voting Stock shall be automatically redeemed for

$0.01, but only out of funds legally available therefor, and upon any such redemption of the Special Class A Voting Stock by the Corporation, the share of Special Class A Voting Stock shall be deemed retired and canceled and may not be reissued.
(4)  The holder of the Special Class B Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of Class B Common Stock (whether at an annual or special meeting or by written consent), voting together with the holders of Class B Common Stock as a single class (except as otherwise provided herein or required by applicable law), and the holder of the Special Class B Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of Class B non-voting exchangeable shares ("Exchangeable Class B Shares") of Exchangeco and its successors-at-law, whether by merger, amalgamation or otherwise, outstanding as of the record date for such annual or special meeting or written consent of stockholders and not belonging to the Corporation or any subsidiary of the Corporation. At such time as no Exchangeable Class B Shares (other than Exchangeable Class B Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Exchangeable Class B Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special Class B Voting Stock shall be automatically redeemed for $0.01, but only out of funds legally available therefor, and upon any such redemption of the Special Class B Voting Stock by the Corporation, the share of Special Class B Voting Stock shall be deemed retired and canceled and may not be reissued.
(5)  The affirmative vote of Class A Holders representing at least a majority of the votes entitled to be cast by all Class A Holders, voting together as a single class, shall be necessary for effecting the following actions:
(i)  the issuance of (A) any shares of Class A Common Stock (other than pursuant to (x) the conversion of shares of Class B Common Stock pursuant to Article Fifth or (y) the exchange or redemption of Exchangeable Class A Shares pursuant to the terms of such shares) or securities (other than Class B Common Stock) convertible into or exercisable for Class A Common Stock, (B) any shares of Class B Common Stock (other than pursuant to (x) the conversion of shares of Class A Common Stock pursuant to Article Fifth or Article Sixth or (y) the exchange or redemption of Exchangeable Class B Shares pursuant to the terms of such shares) or securities (other than Class A Common Stock) convertible into or exercisable for Class B Common Stock whether in a single transaction or in a series of related transactions, if the number of shares to be so issued (including upon conversion or exchange) is, or will be upon issuance, equal to or in excess of twenty percent (20%) of the number of shares of Class B Common Stock outstanding before the issuance of such Class B Common Stock (or securities convertible into or exercisable for shares of Class B Common Stock) or (C) any shares of Preferred Stock having any voting rights other than those expressly required by the DGCL;
(ii)  the sale, transfer or other disposition (whether directly by the Corporation or indirectly through any of its subsidiaries) of any capital stock (or any securities convertible into or exchangeable for such capital stock) of either Molson Inc. or any of its successors

(collectively, "Molson") or Coors Brewing Company or any of its successors (collectively, "CBC") or the issuance by Molson or CBC of any shares of its capital stock; provided, however, that the foregoing restrictions shall not apply to any such sale, transfer, disposition or issuance of capital stock of Molson or CBC, as the case may be, if, after giving effect thereto, the Corporation continues to own, either directly or together with its wholly-owned subsidiaries, 100% of the capital stock of Molson or CBC, as the case may be;
(iii)  the sale, transfer or other disposition of all or substantially all of the assets of Molson or CBC (whether directly by Molson or CBC or indirectly through any of their respective subsidiaries, and whether in a single transaction or in a series of related transactions);
(iv)  any decrease in the number of members of the Board of Directors to a number less than fifteen (15); and
(v)  any action to permit or cause any of the actions set forth in clauses (i) through (iv) above.
 (6)  The Class A Holders and the Class B Holders shall have the right to vote, as separate classes and not jointly, on (i) any agreement of merger that requires stockholder approval under the DGCL or a statutory share exchange (but only to the extent that the DGCL is hereafter amended to provide for such a statutory share exchange), (ii) any sale, lease or exchange of all or substantially all of the property and assets of the Corporation (other than to or with any entity that is directly or indirectly wholly owned by the Corporation) or any sale, lease or exchange of all or substantially all of the property and assets of any entity (A) of which the Corporation is in possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting shares or interests, by contract or otherwise and (B) whose shares or other interests held by the Corporation constitute all or substantially all of the property and assets of the Corporation, (iii) any proposal to dissolve the Corporation or any proposal to revoke the dissolution of the Corporation or (iv) any amendment to this Restated Certificate of Incorporation that requires stockholder approval under this Restated Certificate of Incorporation or the DGCL and that would (A) increase or decrease the aggregate number of the authorized shares of Class B Common Stock; (B) change the designations, preferences, limitations, or relative rights of any shares of Class B Common Stock; (C) change the shares of all or part of Class B Common Stock into a different number of shares of the same class; (D) increase the rights, preferences or number of authorized shares of any other class that is equal or superior to Class B Common Stock with respect to distribution or dissolution rights (a "co-equal class"), (E) create any new co-equal class; (F) other than pursuant to Articles Fifth or Sixth, exchange or reclassify any shares of Class B Common Stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B Common Stock; or (G) limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B Common Stock. The vote required to approve the foregoing actions is the affirmative vote of the holders of a majority in voting power of the Class A Holders entitled to vote thereon and the holders of a majority in voting power of the Class B Holders entitled to vote thereon, each voting as a separate class and not jointly. For the avoidance of doubt, for purposes of clause (iv) above, the creation or issuance of any series of preferred stock pursuant to paragraph (c) of this Article Fourth shall not be deemed an amendment to this Restated Certificate of Incorporation that requires stockholder approval pursuant to this subparagraph (6).
(7)  Subject to the rights of the holders of any series of Preferred Stock and subject to subparagraph (8) below, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends (whether payable in cash or otherwise) as shall be declared from time to time by the Board of Directors out of funds legally available therefor, except that so long as any shares of Class B Common Stock are outstanding, no dividends shall be declared or paid, in cash or otherwise, on any Class A Common Stock or Class B Common Stock unless at the same time there shall be declared or paid, as the case may be, a dividend on Class B Common Stock or Class A Common Stock, as applicable, in an amount per share (or, in the case of a dividend declared or paid in the form of shares of Common Stock, a number per share) equal to the amount (or number) per share of the dividend declared or paid on the Class A Common Stock or Class B Common Stock, as applicable.
(8)  Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors may declare and distribute dividends pro rata to the holders of Class A Common Stock and the holders of Class B Common Stock in the form of shares of Common Stock of the Corporation. Dividends payable in Common Stock to the holders of Class A Common Stock may be made in authorized and unissued shares of Class A Common Stock or in authorized and unissued shares of Class B Common Stock, as the Board of Directors determines. Dividends payable in Common Stock to the holders of Class B Common Stock may be made only in authorized and unissued shares of Class B Common Stock.
(9)  The holder of the Special Class A Voting Stock and the holder of the Special Class B Voting Stock shall not be entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
(10)  Notwithstanding subparagraphs (1) and (2) above, at any time when, and only for so long as, the Corporation has no shares of Class A Common Stock and no shares of Special Class A Voting Stock outstanding, the Class B Holders shall have, without further action by the Board of Directors or stockholders, the right to vote for the election of all of the Corporation's directors and for all other purposes, and all references in this Restated Certificate of Incorporation to required votes of the Class A Holders or to the right of Class A Holders to vote shall be deemed to refer to the Class B Holders. At such time as the Corporation reissues one or more shares of Class A Common Stock, the voting rights of the Class B Holders shall be as set forth in the foregoing subparagraphs and not in this subparagraph (10).
(11)  The Class A Holders and the Class B Holders may act by written consent in accordance with the DGCL.

(12)  The shares of Class B Common Stock shall be subject to conversion as set forth in Article Fifth and the shares of Class A Common Stock shall be subject to conversion as set forth in Article Sixth.
(c)   Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the DGCL (a "Preferred Stock Designation"), setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock.
        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(1)   the distinctive serial designation of such series which shall distinguish it from other series;
(2)   the number of shares included in such series;
(3)   the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;
(4)   whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
(5)   the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;
(6)   the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;
(7)   the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(8)   whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and
(9)   subject to subparagraph (b)(5)(i) of this Article Fourth, whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights required by law, and if so the terms of such voting rights.
The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but, unless otherwise specified in a Preferred Stock Designation, in all other respects the shares of each series shall be of equal rank with each other regardless of series. Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, unless otherwise specified in the Preferred Stock Designation and subject to the rights of the holders of any series of Preferred Stock, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce (but not below the number of shares thereof then outstanding) the number of shares constituting such series.
(d)   The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Class A Holders, irrespective of Section 242(b)(2) of the DGCL, without a separate class vote of the class to be increased or decreased; provided, however, that this provision shall not affect the requirement of any vote required pursuant to subparagraph (6) of paragraph (b) of this Article Fourth or any Preferred Stock Designation.
FIFTH.
(a)   As used in this Article Fifth, the following terms have the following meanings:
(1)  "affiliate" of a company means another company if one of them is a subsidiary of the other or if both are subsidiaries of the same company or if each of them is controlled by the same person or company;
(2)  "associate", where used to indicate a relationship with any person or company means,
(i)  any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than ten percent (10%) of the voting rights attached to all voting securities of the company for the time being outstanding,
(ii)  any partner of that person or company,
(iii)  any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity,
(iv)  any relative of that person who resides in the same home as that person,

(v)  any person who resides in the same home as that person and to whom that person is married, or any person of the opposite sex or the same sex who resides in the same home as that person and with whom that person is living in a conjugal relationship outside marriage, or
(vi)  any relative of a person mentioned in clause (v) who has the same home as that person;
(3)  "controlled companies"—a company shall be deemed to be controlled by another person or company or by two or more companies, if:
(i)  voting securities of the first-mentioned company carrying more than fifty percent (50%) of the votes for the election of the directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies, and
(ii)  the votes represented by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company;
(4)  "Conversion Period" means the period of time commencing on the eighth (8th) day after the Offer Date and terminating on the Expiration Date;
(5)  "Converted Shares" means shares of Class A Common Stock resulting from the conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (b) of this Article Fifth;
(6)  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder;
(7)  "Exchangeable Converted Shares" means shares of Class A Common Stock resulting from the conversion of Exchangeable Class B Shares into Exchangeable Class A Shares pursuant to Article 15 of the Exchangeable Share Provisions and the subsequent exchange thereof into Class A Common Stock pursuant to Article 6 of the Exchangeable Share Provisions;
(8)  "Exclusionary Offer" means an offer to purchase shares of Class A Common Stock that:
(i)  (A) must, by reason of applicable securities laws (including Rule 14d-10 under the Exchange Act or any successor provisions) or the requirements of a stock exchange on which shares of Class A Common Stock are listed, be open to all or substantially all holders of shares of Class A Common Stock or (B) would, if such offer were made in Canada or a province of Canada, be required to be made to all or substantially all holders of shares of Class A Common Stock resident in Canada or a province of Canada by reason of applicable securities laws of Canada or a province of Canada, the requirements of a stock exchange on which shares of Class A Common Stock are listed or the requirements of the Canada Business Corporations Act; and
(ii)  is not made concurrently with a Qualifying Class B Offer;

and for the purposes of this definition, the varying of any term of the offer for Class A Common Stock shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase shares of Class B Common Stock;
(9)  "Expiration Date" means the last date upon which holders of shares of Class A Common Stock may accept an Exclusionary Offer;
(10)  "Offer Date" means the date on which an Exclusionary Offer is made;
(11)  "Offeror" means a person or company that makes an offer to purchase shares of Class A Common Stock (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed or required to be disclosed in the offering document relating to such offer to be acting jointly or in concert with the bidder;
(12)  "Qualifying Class B Offer" means an offer to purchase shares of Class B Common Stock that is identical to a concurrent offer to purchase shares of Class A Common Stock in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer by the Offeror) and in all other respects (except with respect to the conditions that may be attached to the offer for shares of Class A Common Stock), and having no conditions thereto other than the right not to purchase and pay for shares of Class B Common Stock tendered if no shares of Class A Common Stock are purchased pursuant to the offer for shares of Class A Common Stock; and
(13)  "Transfer Agent" means the Transfer Agent from time to time for the shares of Class A Common Stock.
(b)   Subject to paragraph (e) of this Article Fifth, if an Exclusionary Offer is made, each outstanding share of Class B Common Stock shall be convertible into one (1) fully paid and non-assessable share of Class A Common Stock at the option of the holder thereof during the Conversion Period. The conversion right provided for in this paragraph (b) shall be exercised by notice in writing given to the Transfer Agent accompanied by the stock certificate or certificates representing the shares of Class B Common Stock which the holder desires to convert, and such notice shall be executed by the person registered on the books of the Corporation as the holder of the shares of Class B Common Stock, or by his or her attorney duly authorized in writing, and shall specify the number of shares of Class B Common Stock which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the Transfer Agent of such notice and stock certificate or certificates, the Corporation shall issue or cause to be issued a stock certificate representing fully-paid shares of Class A Common Stock as prescribed above and in accordance with paragraph (d) of this Article Fifth. If less than all of the shares of Class B Common Stock represented by any stock certificate are to be converted, the holder shall be entitled to receive a new stock certificate representing in the aggregate the number of shares of Class B Common Stock represented by the original stock certificate that are not to be converted.
(c)   An election by a holder of shares of Class B Common Stock to exercise the conversion right provided for in paragraph (b) of this Article Fifth shall not be valid unless accompanied by irrevocable elections by such holder (i) to tender the Converted Shares into the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law); (ii) to exercise the right contained in the terms and conditions of the Converted Shares to convert into shares of Class B Common Stock all Converted Shares in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately purchased under the Exclusionary Offer; and (iii) to appoint the Transfer Agent as agent of such holder for the purpose of holding and tendering certificates representing such Converted Shares in accordance with paragraph (d) of this Article Fifth. Any such election shall provide that the conversion of Converted Shares into shares of Class B Common Stock pursuant to such election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised, and that if the right of withdrawal is not exercised, any conversion into shares of Class B Common Stock pursuant to such election shall become effective:
(1)   in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required under applicable securities laws to purchase and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and
(2)   in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.
(d)   No stock certificates representing Converted Shares shall be delivered to or to the order of the holders of the shares before such shares are tendered into the Exclusionary Offer; the Transfer Agent, on behalf of the holders of the Converted Shares, shall tender pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Shares. If Converted Shares are converted into shares of Class B Common Stock in accordance with the election required by paragraph (c) of this Article Fifth, the Transfer Agent shall deliver to the holders entitled thereto a stock certificate or certificates representing the shares of Class B Common Stock resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph (d).
(e)   Subject to paragraph (f) of this Article Fifth, the conversion right provided for in paragraph (b) of this Article Fifth shall not come into effect if:
(1)   prior to the Offer Date there is delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more stockholders of the Corporation or stockholders of Exchangeco owning, in the aggregate, as of the Offer Date, more than fifty percent (50%) of the then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, in each case exclusive of shares owned immediately prior to the Offer Date by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder, that such stockholder shall not:

(i)  tender any shares in acceptance of any Exclusionary Offer without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven (7) days prior to the Expiration Date;
(ii)  make any Exclusionary Offer;
(iii)  act jointly or in concert with any person or company that makes any Exclusionary Offer; or
(iv)  transfer any shares of Class A Common Stock or Exchangeable Class A Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven (7) days prior to the Expiration Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class A Common Stock and Exchangeable Class A Shares transferred or to be transferred to each transferee;
(2)   as of the end of the seventh (7th) day after the Offer Date there has been delivered to the Transfer Agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more stockholders of the Corporation or stockholders of Exchangeco owning, in the aggregate, more than fifty percent (50%) of the then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, exclusive of shares owned immediately prior to the Offer Date by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder:
(i)  the number of shares of Class A Common Stock and Exchangeable Class A Shares owned by the stockholder;
(ii)  that such stockholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the Exclusionary Offer;
(iii)  that such stockholder shall not tender any shares in acceptance of the Exclusionary Offer, including any varied form of the Exclusionary Offer, without giving the Transfer Agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven (7) days prior to the Expiration Date; or
(iv)  that such stockholder shall not transfer any shares of Class A Common Stock or Exchangeable Class A Shares, directly or indirectly, prior to the Expiration Date without giving the Transfer Agent and the Secretary of the Corporation written notice of such transfer or intended transfer at last seven (7) days prior to the Expiration Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class A Common Stock and Exchangeable Class A Shares transferred or to be transferred to each transferee;

(3)   as of the end of the seventh (7th) day after the Offer Date a combination of certificates that comply with either subparagraph (1) or (2) above from stockholders of the Corporation or stockholders of Exchangeco owning, in the aggregate, more than fifty percent (50%) of the then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, has been delivered to the Transfer Agent and to the Secretary of the Corporation.
(f)  If a notice referred to in clause (e)(1)(i), (e)(1)(iv), (e)(2)(iii) or (e)(2)(iv) is given and the conversion right provided for in paragraph (b) of this Article Fifth has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh (7th) day following the Offer Date, whichever is later, determine the number of shares of Class A Common Stock and Exchangeable Class A Shares in respect of which certificates have been delivered that comply with either subparagraph (e)(1) or (e)(2). For the purpose of this determination, (i) certificates in respect of which such a notice has been filed shall not be regarded as delivered insofar as the shares of Class A Common Stock or Exchangeable Class A Shares to which the notice relates are concerned; (ii) the transfer that is the subject of any notice referred to in clause (e)(1)(iv) or (e)(2)(iv) shall be deemed to have already taken place at the time of the determination; and (iii) the transferee in the case of any notice referred to in clause (e)(1)(iv) or (e)(2)(iv) shall be deemed to be a person or company from whom the Transfer Agent does not have a certificate unless the Transfer Agent is otherwise advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from whom the Transfer Agent has received delivery of a certificate. If the number of shares of Class A Common Stock and Exchangeable Class A Shares so determined to be subject to certificates delivered pursuant to subparagraph (e)(1) or (e)(2) does not exceed fifty percent (50%) of the number of then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, exclusive of shares owned immediately prior to the Offer Date by the Offeror, paragraph (e) of this Article Fifth shall cease to apply and the conversion right provided for in paragraph (b) of this Article Fifth shall be in effect for the remainder of the Conversion Period.
(g)  As soon as reasonably possible after the seventh (7th) day after the Offer Date, the Corporation shall send to each holder of shares of Class B Common Stock with a copy to the trustee under the Voting and Exchange Trust Agreement entered into with respect to the Exchangeable Class B Shares a notice advising such holders as to whether they are entitled to convert their shares of Class B Common Stock into shares of Class A Common Stock and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph (f) of this Article Fifth or otherwise, the Corporation shall forthwith send another notice to the holders of shares of Class B Common Stock advising them of that fact and the reasons therefor.
(h)  If a notice referred to in paragraph (g) of this Article Fifth discloses that the conversion right provided for in paragraph (b) of this Article Fifth has come into effect, the notice shall:

(1)   include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;
(2)   include the information set forth in paragraph (c) of this Article Fifth; and
(3)   be accompanied by a copy of the offer and all other material sent to holders of shares of Class A Common Stock in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of shares of Class A Common Stock in respect of the offer, the Corporation shall send a copy of such additional material to each holder of shares of Class B Common Stock.
(i)  Prior to or forthwith after sending any notice referred to in paragraph (g) of this Article Fifth, the Corporation shall cause a press release to be issued to a U.S. and Canadian national newswire service, describing the contents of the notice.
(j)  No stock certificates representing Exchangeable Converted Shares shall be delivered to or to the order of the holders of the shares before such shares are tendered into the Exclusionary Offer; the Transfer Agent, on behalf of the holders of the Exchangeable Converted Shares, shall tender pursuant to the Exclusionary Offer a certificate or certificates representing the Exchangeable Converted Shares. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Exchangeable Converted Shares. If the Exchangeable Converted Shares are converted into shares of Class B Common Stock in accordance with the notice of irrevocable election pursuant to Section 16.3 of the Exchangeable Share Provisions (the "Exchangeable Election") delivered to the Transfer Agent, the Transfer Agent shall deliver to the holders entitled thereto a stock certificate or certificates representing the shares of Class B Common Stock resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this paragraph (j). The Corporation shall be entitled to rely on the Exchangeable Election in converting Exchangeable Converted Shares into shares of Class B Common Stock. If the right of withdrawal from the Exclusionary Offer is not exercised by the holder of Exchangeable Converted Shares, any conversion into shares of Class B Common Stock pursuant to the Exchangeable Election shall become effective:
(1)   in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offer is required under applicable securities laws to purchase and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and
(2)   in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.
SIXTH.
(a)  Subject to and in compliance with the provisions of this Article Sixth, each holder of shares of Class A Common Stock may, at any time and from time to time, at such holder's election, convert any or all outstanding shares of Class A Common Stock held by such holder into shares of Class B Common Stock (any such conversion, a "Conversion") pursuant to the provisions of this paragraph (a) of Article Sixth. In order to effect a Conversion, a holder of shares of Class A Common Stock must deliver to the Secretary of the Corporation (i) a written notice of such holder's election to convert (a "Notice of Conversion") shares of Class A Common Stock specifying the number of shares to be converted and (ii) the certificate or certificates representing such shares. Such Notice of Conversion, once delivered to the Secretary of the Corporation, shall be irrevocable. As promptly as practicable after receipt by the Secretary of the Corporation of such Notice of Conversion and such certificate or certificates, the Corporation shall issue and shall deliver to such holder a certificate or certificates for the number of shares of Class B Common Stock issuable upon such Conversion in accordance with the provisions of this Article Sixth. In the event of a Conversion of a certificate or certificates in part, the Corporation shall also issue to such holder a certificate or certificates for the number of shares of Class A Common Stock not being so converted. A Conversion shall be deemed to have been consummated immediately prior to the close of business on the date the Secretary of the Corporation receives the Notice of Conversion of the holder of Class A Common Shares electing to make such Conversion (the "Conversion Date"), or if the Conversion Date is not a business day, then the next business day, and as of such date such holder shall be deemed to be a holder of record of the number of shares of Class B Common Stock issuable upon such Conversion in accordance with this Article Sixth notwithstanding that the share register of the Corporation may then be closed or that a certificate or certificates representing such shares of Class B Common Stock shall not then actually be issued or delivered to such holder.
(b)  Upon any Conversion the holder of shares of Class A Common Stock being converted shall receive a number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock being converted.
(c)  Notwithstanding anything herein to the contrary, prior to the delivery of any shares of Class B Common Stock that the Corporation is obligated to deliver pursuant to any Conversion, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation in connection with such Conversion.
(d)  The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class B Common Stock upon any Conversion, other than any tax payable in respect of any transfer involved in the issue or delivery of Class B Common Stock in a name other than that of the holder of the shares of Class A Common Stock converted pursuant to such Conversion immediately prior to such Conversion. The Corporation shall have the right not to issue or deliver any shares of Class B Common Stock in a name other than that of the holder of the shares of Class A Common Stock converted pursuant to a Conversion immediately prior to such Conversion unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
 SEVENTH.    The Board of Directors is authorized to adopt, amend or repeal the bylaws of the Corporation (the "Bylaws"); provided, that the power of the Board of Directors to adopt, amend or repeal the Bylaws may be limited by a provision of the Bylaws in effect as of the date of this

Restated Certificate, or by an amendment to the Bylaws adopted by the Class A Holders, which in either case provides that a particular bylaw or bylaws may only be adopted, amended or repealed by the Class A Holders.
EIGHTH.    Elections of directors need not be by written ballot except and to the extent provided in the Bylaws.
NINTH.
(a)  Subject to subparagraph (b)(5)(iv) of Article Fourth, the number of directors of the Corporation shall be determined exclusively by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws.
(b)  Any director or the entire Board of Directors may be removed with cause by a vote of the holders of a majority of the total votes entitled to be cast by the holders of the Class A Common Stock, Class B Common Stock, Special Class A Voting Stock, Special Class B Voting Stock and any then outstanding series of Preferred Stock entitled to vote on the election of directors, voting together as a single class. Any director may be removed without cause by a vote of the holders of a majority of the total votes entitled to be cast by the holders of the class or classes of stock the holders of which elected such director.
TENTH.
(a)  As used in this Article Tenth, the following terms have the following meanings:
(1)   "Class A Coors Voting Trust Agreement" has the meaning set forth in the Combination Agreement.
(2)   "Combination Agreement" means the Combination Agreement, dated as of July 21, 2004, as amended, by and among the Corporation, Exchangeco and Molson Inc., a copy of which will be made available to any stockholder who requests such, without charge.
(3)   "Coors Beneficiary Representative" has the meaning set forth in the Class A Coors Voting Trust Agreement.
(4)   "Coors Family Group Beneficiaries" has the meaning set forth in the Class A Coors Voting Trust Agreement.
(5)   "Continuing Representative" has the meaning set forth in the Class A Coors Voting Trust Agreement.
(6)   "Effective Time" has the meaning set forth in the Combination Agreement.
(7)   "Independent Director" means any director who is independent of the management of the Corporation and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests or relationships arising from ownership of shares of stock.
(8)   "Molson Beneficiary Representative" has the meaning set forth in the Class A Coors Voting Trust Agreement.
(9)   "Molson Family Group Beneficiaries" has the meaning set forth in the Class A Coors Voting Trust Agreement.
(b)  Other than as set forth in paragraph (i) below, and in accordance with Section 141(a) of the DGCL, the full and exclusive power and authority otherwise conferred upon the Board of Directors to evaluate director candidates and nominate persons to stand for election to the Board of Directors or to fill vacancies on the Board of Directors or newly created directorships shall be exercised and performed by (1) the persons comprising the nominating committee and subcommittees referred to in this paragraph (b), (2) the Coors Beneficiary Representative and (3) the Molson Beneficiary Representative, in each case in accordance with the provisions of this Article Tenth. The Corporation shall have a nominating committee (the "Nominating Committee"), and such committee shall have two (2) subcommittees designated as the "Class A-C Nominating Subcommittee" and the "Class A-M Nominating Subcommittee", respectively, and referred to collectively as "subcommittees". The Nominating Committee and its subcommittees shall be constituted, and shall have power and authority, as set forth below.
(c)  The Nominating Committee shall consist of five (5) directors of the Corporation, two (2) of which directors shall also constitute the Class A-C Nominating Subcommittee, two (2) of which directors shall also constitute the Class A-M Nominating Subcommittee and the remaining member of which shall be an Independent Director. As of the Effective Time, the members of the Nominating Committee and each of its subcommittees shall be the persons specified in Exhibit I of the Combination Agreement. Persons designated as members of the Nominating Committee and each of its subcommittees shall serve until their removal, resignation or retirement from the Board of Directors or death. Any vacancies on the Class A-C Nominating Subcommittee or the Class A-M Nominating Subcommittee shall be filled by the remaining member of such subcommittee; provided, that if there is no such remaining member at that time, all such vacancies shall be filled, in the case of the Class A-C Nominating Subcommittee, by the Coors Beneficiary Representative (so long as the Coors Beneficiary Representative qualifies as a Continuing Representative) and, in the case of the Class A-M Nominating Subcommittee, by the Molson Beneficiary Representative (so long as the Molson Beneficiary Representative qualifies as a Continuing Representative). Vacancies in the remaining seat on the Nominating Committee shall be filled by the affirmative vote of at least three (3) members of the Nominating Committee.
(d)  In accordance with Section 141(a) of the DGCL, the Class A-C Nominating Subcommittee shall have the exclusive power and authority otherwise conferred upon the Board of Directors to (i) nominate five (5) persons to stand for election by the Class A Holders at each annual meeting of stockholders (which persons, together with any persons designated as such in Exhibit I to the Combination Agreement and any persons referred to in clause (ii) or (iii) below, shall be referred herein to as "Coors Directors"), (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any Coors Director; provided, that if there is no remaining member of the Class A-C Nominating Subcommittee at that time, all such vacancies shall be filled by the Coors Beneficiary Representative (so long as the Coors Beneficiary Representative qualifies as a Continuing Representative), and (iii) upon any increase in the number of directors to be elected by the Class A Holders, appoint any number of such additional directors designated as Coors Directors by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws in connection with such increase. The Class A-C Nominating Subcommittee shall exercise its authority hereunder in a manner such that at all times at least a majority of the Coors Directors shall be Independent Directors.
(e)  In accordance with Section 141(a) of the DGCL, the Class A-M Nominating Subcommittee shall have the exclusive power and authority otherwise conferred upon the Board of Directors to (i) nominate five (5) persons to stand for election by the Class A Holders at each annual meeting of stockholders (which persons, together with any persons designated as such in Exhibit I to the Combination Agreement and any persons referred to in clause (ii) or (iii) below, shall be referred herein to as "Molson Directors"), (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any Molson Director; provided, that if there is no remaining member of the Class A-M Nominating Subcommittee at that time, all such vacancies shall be filled by the Molson Beneficiary Representative (so long as the Molson Beneficiary Representative qualifies as a Continuing Representative), and (iii) upon any increase in the number of directors to be elected by the Class A Holders, appoint any number of such additional directors designated as Molson Directors by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws in connection with such increase. The Class A-M Nominating Subcommittee shall exercise its authority hereunder in a manner such that at all times at least a majority of the Molson Directors shall be Independent Directors.
(f)  In accordance with Section 141(a) of the DGCL, the Nominating Committee shall have the exclusive power and authority otherwise conferred upon the Board of Directors to (i)(A) nominate two (2) persons to stand for election by the Class A Holders at each annual meeting of stockholders (which persons, together with any persons referred to in clause (i)(B) or (i)(C) below, shall be referred to herein as "Nominating Committee Directors"), one of whom, subject to the fiduciary duties of the Nominating Committee, shall be the person who is then the Chief Executive Officer of the Corporation and one of whom, subject to the fiduciary duties of the Nominating Committee, shall initially be the person designated pursuant to Section 6.12(a) of the Combination Agreement and, after such person ceases to serve in the same position with the Corporation, a member of management approved by a vote of the Required Number (as defined in the Bylaws) of Directors, (B) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any director nominated by the Nominating Committee pursuant to this paragraph (f) with a person meeting the requirements set forth in clause (i)(A) or (i)(C) of this paragraph (f), as applicable, (C) upon any increase in the number of directors to be elected by the Class A Holders, appoint any number of such additional directors designated as Nominating Committee Directors by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws in connection with such increase; provided that each such additional director so appointed shall be an Independent Director; and (ii) at any time prior to the first meeting of the Board of Directors following the Effective Time (A) establish, and set the powers and authority of, committees of the Board of Directors, (B) assign directors to such committees of the Board of Directors and (C) remove members of such committees of the Board of Directors prior to the expiration of their terms; provided that the powers, authority and composition of any such committee of the Board of Directors will be in compliance with applicable law and the requirements of any national securities exchange or quotation system on which the Corporation's equity securities are listed or traded.
(g)  Notwithstanding the foregoing provisions of this Article Tenth:
(1)   In the event that the Coors Family Group Beneficiaries are no longer entitled to appoint a Coors Beneficiary Representative who would be a Continuing Representative, (i) the Class A-C Nominating Subcommittee shall be disbanded, (ii) the Nominating Committee seats formerly held by the members of such subcommittee shall thereupon be filled by Independent Directors appointed by the Board of Directors in accordance with Section 2.7 of the Bylaws and (iii) the nominating power and authority formerly vested in the Class A-C Nominating Subcommittee shall thereafter be vested in the full Nominating Committee; and
(2)   In the event that the Molson Family Group Beneficiaries are no longer entitled to appoint a Molson Beneficiary Representative who would be a Continuing Representative, (i) the Class A-M Nominating Subcommittee shall be disbanded, (ii) the Nominating Committee seats formerly held by the members of such subcommittee shall thereupon be filled by Independent Directors appointed by the Board of Directors in accordance with Section 2.7 of the Bylaws and (iii) the nominating power and authority formerly vested in the Class A-M Nominating Subcommittee shall thereafter be vested in the full Nominating Committee.
(h)  The Nominating Committee, the Class A-C Nominating Subcommittee and the Class A-M Nominating Subcommittee shall operate in accordance with the procedures established in Section 3.2 of the Bylaws.
(i)  Subject to the rights of the stockholders of the Corporation to make nominations in compliance with the procedures set forth in the Bylaws, the Board of Directors, by resolution adopted in accordance with the requirements of the Bylaws, shall have the exclusive power and authority to (i) nominate three (3) persons to stand for election by the Class B Holders at each annual meeting of stockholders (which persons, together with any persons referred to in clause (ii) below, shall be referred herein to as "Class B Directors") (and to evaluate candidates for such nominations) and (ii) fill any vacancy, or newly created directorship, in the Class B Directors. The Board of Directors shall exercise its authority hereunder in a manner such that at all times all of the Class B Directors shall be Independent Directors. As of the Effective Time, the persons specified as such in Exhibit I of the Combination Agreement shall be Class B Directors.
ELEVENTH.    A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, modification or repeal of this Article Eleventh shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal. All references to a "director" in this Article Eleventh and in Article Twelfth shall include a director serving as a member of any of the Nominating Committee, the Class A-C Nominating Subcommittee and the Class A-M Nominating Subcommittee, and the Coors Beneficiary Representative and the Molson Beneficiary Representative.
TWELFTH.    The Corporation shall indemnify and hold harmless, and advance expenses, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (a "Covered Person") (including the heirs, executors, administrators and estate of such Covered Person), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws (as the same may provide from time to time), the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or a part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Bylaws, in any written agreement with the Corporation, or in the specific case by the Board of Directors; provided, however, that if successful in whole or in part in any suit for the advancement of expenses or indemnification hereunder, the Covered Person shall be entitled to payment of the expense of litigating such suit. Nothing contained in this Article Twelfth shall affect any rights to indemnification or advancement of expenses to which directors, officers, employees or agents of the Corporation otherwise may be entitled under the Bylaws, any written agreement with the Corporation or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Twelfth with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article Twelfth. No amendment or repeal of this Article Twelfth shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.
THIRTEENTH.    The Corporation expressly elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be signed by Robert M. Reese, Senior Vice President, Corporate Affairs and Chief Legal Officer of the Corporation on February 8, 2005.
Adolph Coors Company

By: /s/ Robert M. Reese
Name: Robert M. Reese
Title: Senior Vice President, Corporate
Affairs and Chief Legal Officer

AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
MOLSON COORS BREWING COMPANY
Molson Coors Brewing Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:
A.    The present name of the Corporation is “Molson Coors Brewing Company”, and the name under which the Corporation was originally incorporated was “Adolph Coors Company”. The Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on August 14, 2003 and was restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 8, 2005.
B.    This Amendment to Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
C.    Article FOURTH(b) of the Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following subsection (13) immediately following the end of the current text:
“(13)    Beginning with the first annual meeting of stockholders held after January 1, 2014, if the Corporation is required by Rule 14a-21(a) or any successor rule promulgated under the United States Securities Exchange Act of 1934, as amended, to provide for an advisory vote of its stockholders on a resolution to approve the compensation of the Corporation’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K or any successor item or regulation promulgated under the United States Securities Act of 1933, as amended), then at any such annual meeting of stockholders the Class A Holders and the Class B Holders shall have the right to vote, together as a single class, on an advisory basis on any such resolution.  No other separate class vote of the Class A Holders, the Class B Holders or any other class or series of the Corporation’s capital stock shall be required with respect to any such resolution.  The affirmative vote of a majority of the votes cast by the Class A Holders and the Class B Holders, voting together as a single class, shall be required to approve any such resolution.  As the vote on any such resolution shall be advisory, the outcome of such vote will not be binding on the Corporation or the Board of Directors.”
C.    This Amendment to Restated Certificate of Incorporation shall be effective upon filing.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to Restated Certificate of Incorporation to be signed by E. Lee Reichert, the duly authorized Deputy General Counsel and Assistant Secretary of the Corporation, on June 4, 2013.

By: /s/ E. Lee Reichert
Name:     E. Lee Reichert

Title:	Deputy General Counsel and Assistant Secretary

SECOND AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
MOLSON COORS BREWING COMPANY

Molson Coors Brewing Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.    The present name of the Corporation is “Molson Coors Brewing Company”, and the name under which the Corporation was originally incorporated was “Adolph Coors Company”. The Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on August 14, 2003, was restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 8, 2005 and was amended by the Amendment to Restated Certificate of Incorporation on June 4, 2013.

B.    This Second Amendment to Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

C.    Article FIRST of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“FIRST. The name of the corporation is Molson Coors Beverage Company (the “Corporation”).”

D.    This Second Amendment to Restated Certificate of Incorporation shall be effective January 1, 2020 @ 12:01am EST.

IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to Restated Certificate of Incorporation to be signed by E. Lee Reichert, the duly authorized Chief Legal and Government Affairs Officer and Secretary of the Corporation, on December 23, 2019.

By: /s/ E. Lee Reichert
Name:     E. Lee Reichert

Title:	Chief Legal and Government Affairs Officer and Secretary